NEWS RELEASE

FOR IMMEDIATE RELEASE                                  Contact John W. Corey
April 20, 1999                                         President
                                                       (765) 742-1064



                LSB Financial Corp. Declares 3-for-2 Stock Split
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     LSB Financial Corp. (NASDAQ:LSBI),  the parent company of Lafayette Savings
Bank, FSB, today reported that its board of directors has declared a 3-for-2 stock split in the form of a 50-percent stock dividend. The dividend will be distributed to shareholders of record as of May 14, 1999. The payment date will be June 4, 1999, with cash paid in lieu of fractional shares.

     "Our Board took this action as a continuation of our goal to maximize long-term shareholder value," said President and CEO John W. Corey. "It is our intent for this action to increase the number our outstanding shares and to lower the price of our stock, making it more affordable, adn therefore increasing its liquidity."

     The closing price of LSB stock on April 19, 1999, was $27.125 per share as reported by the NASDAQ National Market.